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                               EXHIBIT 11
                        U. S. TRUST CORPORATION
                  COMPUTATION OF NET INCOME PER SHARE

                                                                            1994         1993         1992
                                                                            ----         ----         ----
PRIMARY NET INCOME PER SHARE:
Net Income  ......................................................   $20,967,000  $42,267,000  $28,751,000
Plus Dividend Equivalent on Deferred Long-Term Performance
  Plan Awards (After-Tax)  .......................................       308,000      213,000            -
                                                                     -----------  -----------  -----------
Net Income Before the Cumulative Effect of Accounting
  Changes or Restructuring Charges  ..............................    21,275,000   42,480,000   28,751,000
                                                                     -----------  -----------  -----------
Cumulative Effect of Accounting Changes (1)  .....................             -            -    7,780,000
Restructuring Charges (2)  .......................................    27,934,000            -            -
                                                                     -----------  -----------  -----------
Net Income After the Cumulative Effect of Accounting
  Changes or Restructuring Charges  ..............................   $49,209,000  $42,480,000  $36,531,000
                                                                     ===========  ===========  ===========

Weighted average number of common shares outstanding  ............     9,381,033    9,344,026    9,192,644
Add average shares issuable under stock option and
  variable stock award plans  ....................................       638,559      624,007      505,343
                                                                     -----------  -----------  -----------
     Total Common and Common Equivalent Shares  ..................    10,019,592    9,968,033    9,697,987
                                                                     ===========  ===========  ===========

Net Income Per Share:
Net Income Before the Cumulative Effect of Accounting
  Changes or Restructuring Charges  ..............................        $ 4.91       $ 4.26       $ 3.76
Cumulative Effect of Accounting Changes (1)  .....................             -            -         (.80)
Restructuring Charges (2)  .......................................         (2.79)           -            -
                                                                     -----------  -----------  -----------
Net Income After the Cumulative Effect of Accounting
  Changes or Restructuring Charges  ..............................        $ 2.12       $ 4.26       $ 2.96
                                                                     ===========  ===========  ===========

(1) In 1992, the Corporation adopted, retroactive to January 1,  1992, Statement of Financial Accounting
Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," and Statement of
Financial Accounting Standards No. 109, "Accounting for Income Taxes".  As a result of adopting these standards, a one-time, non-cash net after tax charge of $7.8 million was incurred.

(2) Reflects charges incurred in connection with the pending sale of the Corporation's Processing Business to The Chase Manhattan Corporation which are included in the Corporation's results of operations.  For further information on the sale, see the Proxy Statement/Prospectus dated February 9, 1995 for a special meeting of shareholders of the Corporation to be held on March 22, 1995, filed herewith as Exhibit 99.1  which is incorporated by reference herein.
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COMPUTATION OF NET INCOME PER SHARE (CONTINUED)
                                                                            1994         1993         1992
                                                                            ----         ----         ----
FULLY DILUTED NET INCOME PER SHARE:
Net Income  ......................................................   $20,967,000  $42,267,000  $28,751,000
Plus Dividend Equivalent on Deferred Long-Term Performance
  Plan Awards (After-Tax)  .......................................       308,000      213,000            -
                                                                     -----------  -----------  -----------
Net Income Before the Cumulative Effect of Accounting
  Changes or Restructuring Charges  ..............................    21,275,000   42,480,000   28,751,000
                                                                     -----------  -----------  -----------
Cumulative Effect of Accounting Changes (1)  .....................             -            -    7,780,000
Restructuring Charges (2)  .......................................    27,934,000            -            -
                                                                     -----------  -----------  -----------
Net Income After the Cumulative Effect of Accounting
  Changes or Restructuring Charges  ..............................   $49,209,000  $42,480,000  $36,531,000
                                                                     ===========  ===========  ===========

Weighted average number of common shares outstanding  ............     9,381,033    9,344,026    9,192,644
Add maximum dilutive impact of average shares issuable
  under stock option and variable stock award plans (3)  .........       817,268      650,565      575,855
                                                                     -----------  -----------  -----------
     Total Dilutive Shares  ......................................    10,198,301    9,994,591    9,768,499
                                                                     ===========  ===========  ===========
Net Income Per Share:
Net Income Before the Cumulative Effect of Accounting
  Changes or Restructuring Charges  ..............................        $ 4.83       $ 4.25       $ 3.74
Cumulative Effect of Accounting Changes (1)  .....................             -            -         (.80)
Restructuring Charges (2)  .......................................         (2.74)           -           -
                                                                     -----------  -----------  -----------
Net Income After the Cumulative Effect of Accounting
  Changes or Restructuring Charges  ..............................        $ 2.09       $ 4.25       $ 2.94
                                                                     ===========  ===========  ===========

(1) In 1992, the Corporation adopted, retroactive to January 1, 1992, Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," and Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". As a result of adopting these standards, a one-time, non-cash net after tax charge of $7.8 million was incurred.

(2) Reflects charges incurred in connection with the pending sale of the Corporation's Processing Business to The Chase Manhattan Corporation which are included in the Corporation's results of operations. For further information on the sale, see the Proxy Statement/Prospectus dated February 9, 1995 for a special meeting of shareholders of the Corporation to be held on March 22, 1995, filed herewith as Exhibit 99.1 which is incorporated herein by reference.

(3) Assumes issuance of the maximum number of shares calculated as follows:
Stock option plans - computed using the period-end market price of the Corporation's common stock, if it is higher than the average market price used in calculating primary net income per share. Variable stock award plans - computed assuming the issuance of performance stock awards that have been accrued but not yet awarded.
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